UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Change in Control Severance Agreement with Donald R. Maier

In connection with its recent appointment of Donald R. Maier as Executive Vice President and Chief Executive Officer of Armstrong Flooring Products, its worldwide flooring business, Armstrong World Industries, Inc. (the “Company”) entered into a Change in Control Severance Agreement (the “CIC Agreement”) with Mr. Maier on November 17, 2014. Mr. Maier’s prior Change in Control Agreement dated October 31, 2011, as amended on December 31, 2012, was terminated and replaced by the CIC Agreement.

The term (the “Term”) of the CIC Agreement shall continue in effect through December 31, 2015, with an automatic one-year extension of the Term on each January 1 commencing on January 1, 2015 unless the Company or Mr. Maier provides notice to not extend the Term on or before September 30 of the preceding year. In addition, the Term will automatically be extended for twenty-four (24) months following a Change in Control (as defined in the CIC Agreement).

The CIC Agreement provides Mr. Maier with severance payments and certain benefits in the event of his termination by the Company without Cause (as defined in the CIC Agreement), or by Mr. Maier for Good Reason (as defined in the CIC Agreement), during the six (6) months prior to, or two (2) years following, a Change in Control (as defined in the CIC Agreement). Such payments and benefits include: (i) a lump sum payment equal to two (2) times the sum of Mr. Maier’s base salary and his average annual bonus under the Company’s Management Achievement Plan (or any successor annual incentive compensation plan) for the three (3) fiscal years prior to the termination; (ii) a payment equal to the sum of any unpaid incentive compensation allocated or awarded to Mr. Maier for a completed fiscal year preceding the termination and a pro rata portion to the date of termination of Mr. Maier’s incentive compensation for the year in which the termination occurs; (iii) continued life, disability, accident and health insurance benefits (including Mr. Maier’s dependents) for twenty-four (24) months following the termination; (iv) eventual participation in the Company’s post-retirement health and life insurance plans if Mr. Maier would have become eligible for participation in such plans within twenty-four (24) months of the termination; (v) up to $30,000 in outplacement fees assistance; and (vi) immediate vesting of all unvested equity awards, including the lapse of all restrictions on such awards and the determination that all performance-based awards shall have been earned. Any amounts paid to Mr. Maier under the CIC Agreement shall be reduced to the maximum amount that could be paid without being subject to the excise tax imposed under Internal Revenue Code Section 280G, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount.

The foregoing summary of the CIC Agreement does not purport to be complete and is qualified in its entirety by reference to the CIC Agreement. A copy of the complete CIC Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the terms of the CIC Agreement are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

No. 10.1	Change in Control Severance Agreement dated November 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Chief Compliance Officer

Date:	November 18, 2014

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